As filed with the Securities and Exchange Commission on June 29, 2000
                                                      Registration No. 333-36672

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ----------------


                   POST-EFFECTIVE AMENDMENT NO. 1 ON FORM S-8
                       TO FORM S-4 REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                            MGC COMMUNICATIONS, INC.
             (Exact name of Registrant as specified in its charter)

                 Nevada                                     88-0360042
   (State or other jurisdiction of                       (I.R.S. Employer
    incorporation or organization)                     Identification Number)

                                175 Sully's Trail
                               Pittsford, NY 14534
                                 (716) 218-6550

   (Address,including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                                ----------------

                Primary Network Holdings, Inc. Stock Option Plan

                           (Full titles of the Plans)
                            ------------------------

                              Kent F. Heyman, Esq.
                                175 Sully's Trail
                               Pittsford, NY 14534
                                 (716) 218-6550

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                ----------------




This Post-Effective Amendment No. 1 on Form S-8 to Form S-4 Registration Statement (the "Registration Statement") relates to 22,364 shares of common stock, par value $0.001 per share (the "Common Stock"), of MGC Communications, Inc. (the "Registrant"). Such shares are issuable to holders of outstanding options to purchase shares of common stock, par value $0.001 per share, of Primary Network Holdings, Inc. ("Primary Network"), which options were assumed by the Registrant upon the effective time of the merger of Mpower Merger Sub, Inc. (the "Sub") with and into Primary Network (the "Merger") on June 23, 2000 (the "Effective Time"). These shares of Common Stock were originally registered on the Registrant's Registration Statement on Form S-4 to which this is an amendment; accordingly, the registration fee in respect of such Common Stock was paid at the time of the original filing of the Registration Statement relating to such Common Stock.

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                                        1


                                EXPLANATORY NOTE

         Pursuant to an Agreement and Plan of Merger, dated as of April 17, 2000, among the Registrant, the Sub and Primary Network, among other things, (i) the Sub will be merged with and into Primary Network on the Effective Time, whereupon the separate existence of the Sub will cease and Primary Network will be the surviving corporation, (ii) Primary Network will become a wholly owned subsidiary of the Registrant, (iii) each share of common stock, par value $0.001 per share, of Primary Network ("Primary Network Common Stock"), issued and outstanding immediately prior to the Effective Time was converted into the right to receive 0.02022 shares of Common Stock, and (iv) at the Effective Time, shares of Common Stock, rather than shares of Primary Network Common Stock, became issuable pursuant to the Primary Network Holdings, Inc. Stock Option Plan (the "Stock Option Plan").

         The Registrant hereby amends its Registration Statement on Form S-4 (No. 333-36672), filed with the Securities and Exchange Commission ( the "Commission") on May 5, 2000, by filing this Post-Effective Amendment No. 1 on Form S-8 relating to 22,364 shares of Common Stock issuable upon the exercise of options and warrants to acquire or receive shares of Common Stock pursuant to the provisions of the Stock Option Plan.


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                                        2


                                     Part I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.*

Item 2.  Registrant Information and Employee Plan Annual Information.*





--------
* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the "Note" to Part I of Form S-8.

                                     Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents filed by the Registrant with the Commission are incorporated herein by reference:

         (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1999.

         (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000.

         (c) The Registrant's Current Reports on Forms 8-K dated March 13, 2000, March 27, 2000, April 17, 2000, May 4, 2000 and June 2,
              2000.

         (d) The description of the Registrant's Common Stock contained in its Registration Statement on Form 8-A dated April 21, 1998, and in that certain Registration Statement on Form S-3 (No. 333-79863) registering shares of the Registrant's Common Stock under the Securities Act, filed with the Commission.

         In addition to the foregoing, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment indicating that all of the securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         The legality of the Common Stock offered hereby has been passed on for the Company by Ellis, Funk, Goldberg, Labovitz & Dokson, P.C., Atlanta, Georgia. Certain shareholders of Ellis, Funk, Goldberg, Labovitz & Dokson, P.C. own approximately 21,600 shares of Common Stock of the Company.

Item 6.  Indemnification of Directors and Officers.

         The articles of incorporation of the Registrant provide that the Registrant shall indemnify any director or officer for any liability and legal expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him arising out of his status or actions as a director or officer if he acted in good faith and in a manner which he reasonably believed to be in or not


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                                       4


opposed to the best interests of the Registrant, and had no reasonable cause to believe his conduct was unlawful.

         The by-laws of the Registrant state that, except as otherwise provided in the Registrant's by-laws, the Registrant shall indemnify any officer or director in the event he is made a party to a proceeding because he is or was a director or officer against liability incurred by him in the proceeding if he acted in good faith and in a manner he believed to be in or not opposed to the best interests of the Registrant and, in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. The Registrant's by-laws further state that the Registrant shall not indemnify any officer or director in connection with a proceeding in which such officer or director was adjudged liable to the Registrant, unless and only to the extent that the court in which the proceeding was brought or other court of competent jurisdiction determines that the officer or director is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

         The Registrant's by-laws further provide that the Registrant shall not indemnify any officer or director unless a separate determination has been made that indemnification of such officer or director is permissible because he has met the standard of conduct set forth in the Registrant's by-laws, unless ordered by a court or advanced pursuant to the section of the Registrant's by-laws concerning advancement of expenses; provided, however, that regardless of the result or absence of such determination, to the extent that such officer or director has been successful on the merits or otherwise in the defense of a proceeding by or in right of the Registrant to which he was a party, the Registrant shall indemnify such officer or director against any liability incurred by him in connection with such proceeding.

         The determination required to be made by the Registrant's by-laws shall be made, at the election of the board of directors of the Registrant:

         (a) by the board of directors of the Registrant by majority vote of a quorum consisting of directors not at the time parties to the proceeding;

         (b)  by special independent legal counsel:

              (1) selected by the board of directors in the manner prescribed in subparagraph (a) immediately above; or

              (2) if a quorum of the board directors cannot be obtained under subparagraph (a) immediately above, selected by a majority vote of the full board of directors (in which selection directors who are parties may participate); or

         (c) by the shareholders of the Registrant, provided that shares owned by or voted under the control of directors or officers who are at the time parties to the proceeding may not be voted on the determination.

         The Registrant's by-laws further provide that the Registrant shall pay for or reimburse the reasonable expenses incurred by an officer or director as a party to a proceeding in advance of final disposition of the proceeding if the officer or director furnishes to the Registrant a written undertaking to repay any advances if it is ultimately determined that he is not entitled to any indemnification under the Registrant's by-laws or otherwise.

         The Registrant's by-laws also provide that the rights of an officer or director to indemnification set forth in the Registrant's by-laws shall be in addition to any other rights with respect to indemnification, advancement of expenses or otherwise that such officer or director may be entitled to under Nevada law.

         Both the Registrant's articles of incorporation and by-laws provide that it is the intention of the Registrant to provide the indemnification of officers and directors to the fullest extent provided by Nevada law.

         With certain limitations, Sections 78.7502(1) and (2) of the Nevada Revised Statutes permit a corporation to indemnify a director or officer who is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses including attorney fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         The Registrant's articles of incorporation provide that the personal liability of all directors and officers of the Registrant to any person shall be eliminated or limited to the maximum extent allowed by Nevada law except that directors and officers shall be liable for any acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes.

         As permitted by Section 78.752 of the Nevada Revised Statutes, the Registrant maintains liability insurance covering directors and officers.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         See Exhibit Index.

Item 9.  Undertakings.

         (a) The undersigned Registrant hereby undertakes:

              (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

              (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the


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                                       6


                   offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

              (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


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                                       7


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 on Form S-8 to Form S-4 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsford, State of New York on June 29, 2000.

                               MGC COMMUNICATIONS, INC.



                               By:  /s/  Rolla P. Huff
                                  ------------------------------------------
                                         Rolla P. Huff
                                         President and Chief Executive Officer


                                POWER OF ATTORNEY

         We, the undersigned directors and executive officers of MGC COMMUNICATIONS, INC., hereby severally constitute Kent F. Heyman and Mark Magarian, and each of them singly, our true and lawful attorneys with full power to them and each of them to sign for us, and in our names in the capacities indicated below, any and all amendments to this Registration Statement filed with the Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys to any and all amendments to said Registration Statement.

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 on Form S-8 to Form S-4 Registration Statement has been signed by the following persons in the capacities indicated on the 29th day of June, 2000.

Signature                                               Capacity
---------                                               --------
     /s/ Rolla P. Huff                             President and Chief Executive Officer
--------------------------------------------
         Rolla P. Huff


     /s/ Michael R. Daley                          Executive Vice President and Chief Financial Officer
--------------------------------------------
         Michael R. Daley


     /s/ Frank Szabo                               Vice President and Controller
--------------------------------------------
         Frank Szabo


     /s/ Maurice J. Gallagher, Jr.                 Chairman of the Board and Director
--------------------------------------------
         Maurice J. Gallagher, Jr.

--------------------------------------------       Director
         Timothy P. Flynn


     /s/ David Kronfeld                            Director
--------------------------------------------
         David Kronfeld


     /s/ Mark J. Masiello                          Director
--------------------------------------------
         Mark J. Masiello


--------------------------------------------       Director
         Richard W. Miller


     /s/ Thomas Neustaetter                        Director
--------------------------------------------
         Thomas Neustaetter

     /s/ Mark Pelson                               Director
--------------------------------------------
         Mark Pelson

                                  Exhibit Index



Exhibit No.        Description of Document

4.1                Primary Network Holdings, Inc. Stock Option Plan.

5.1                Opinion of Ellis, Funk, Goldberg, Labovitz & Dokson, P.C.

23.1               Consent of Arthur Andersen LLP.

23.2               Consent of Ernst & Young LLP.

23.3               Consent of Ellis, Funk, Goldberg, Labovitz & Dokson, P.C.
                   (included in Exhibit 5.1).

24.1               Power of Attorney (included on signature page).